D E  V I S S E R  G R A Y

CHARTERED ACCOUNTANTS

401 - 905 West Pender Street

Vancouver, BC Canada

V6C 1L6

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the initial registration statement of First Point Minerals Corp. on Form 20-F (Amendment #2) of our report dated March 18, 2002 in connection with our audits of the financial statements of that company as at December 31, 2001 and 2000 and for each of the years in the three year period ended December 31, 2001, which report is included in the Form 20-F (Amendment #2).

“De Visser Gray”

CHARTERED ACCOUNTANTS

Vancouver, BC

March 25, 2003